Exhibit 4

                           DOCTORS HEALTH SYSTEM, INC.

                                OPTION AGREEMENT

                        This Option Agreement (the "Option Agreement") is entered into this ____ day of ______________, 199_, by and between Doctors Health System, Inc., a Maryland corporation ("DHS"), and ("Optionee").

                                   RECITALS:

                        1. DHS has registered certain shares of its Class B Common Stock ,par value $.01 per share ("Class B Common Stock") and options to acquire Class B Common Stock ("Options") with the Securities and Exchange Commission ("SEC") and with certain applicable states.

                        2. Pursuant to such registration, DHS is offering of some or all of such registered securities (the "Offering") the terms of which are set forth in a Prospectus and a Prospectus Supplement (together referred to herein as the "Prospectus") that are part of the registration statement on Form S-1 filed with the SEC (the "Registration Statement").

                        3. Optionee desires to acquire the securities offered pursuant to the terms of the Offering and, in connection therewith has executed a [Sale Agreement/Independent Practice Association Agreement/Employment Agreement](the "Main Agreement[s]; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Main Agreement[s]").

                        4. Pursuant to the Offering and the Main Agreement[s], the Company has agreed to grant Optionee __________ Options.

                                  AGREEMENTS:

                        In consideration of the foregoing and of the mutual agreements herein contained and set forth in the Main Agreement[s], the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

                        For the purposes of this Option Agreement, the definitions set forth in Sections 1.1 through 1.11 shall be applicable.

                        Section 1.1 Affiliate. "Affiliate" shall mean: (i) any corporation in which DHS owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation; and (ii) any Core Medical Group which is affiliated with DHS.

                        Section 1. 2 Class B Common Stock. "Class B Common Stock" shall mean shares of DHS's authorized but unissued Class B common stock, par value of one cent ($0.01) per share.

                        Section 1. 3 Exercise Date. "Exercise Date" shall mean the date on which the Committee receives the written notice required under
Section 3.2 of this Option Agreement that Optionee has exercised the Option.

                        Section 1. 4 Grant Date. "Grant Date" shall mean the date on which DHS issues an Option to Optionee pursuant to this Option Agreement.

                        Section 1. 5  Offering.   "Offering" shall mean the
offering of securities by DHS pursuant to which Optionee is acquiring the Options, the terms of which are set forth in the Prospectus.

                        Section 1. 6 Options. "Options" shall mean those options to acquire shares of Class B Common Stock of DHS granted to Optionee pursuant to this Option Agreement, each such option, upon proper exercise, entitling the Optionee to one share of Class B Common Stock pursuant to the terms set forth in the Prospectus, the Purchase Agreement and this Option Agreement.

                        Section 1.7 Fair Market Value. "Fair Market Value" of a share of Class B Common Stock on the Grant Date or Exercise Date, as the case may be, shall mean the last reported sale price per share of Class B Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ-National Market, or if the Class B Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Class B Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Class B Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Class B Common Stock as selected in good faith by the Company or by such other source or sources as shall be selected in good faith by the Class B Company for any other reason, the Fair Market Value of shares of Class B Common Stock shall be determined by the Company in such other manner as it may deem appropriate. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Class B Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

                        Section 1. 8 Option Price. "Option Price" shall mean the price per share of Common Stock at which the Option may be exercised. "Aggregate Option Price" shall mean the Option Price multiplied by the number of Options to be exercised pursuant to a notice of exercise.

                        Section 1. 9 Prospectus. "Prospectus" shall mean the Prospectus and Prospectus Supplement that are part of the Registration Statement filed on Form S-1 by DHS and which set forth the terms of the Offering.

                        Section 1. 10 Main Agreement[s]. "Main Agreement[s]" shall mean the [sale/independent practice association/employment]agreement between DHS and Optionee pursuant to which Optionee agreed to the terms of the Offering and pursuant to which Optionee is entitled to receive the Options.

                        Section 1. 11 Registration Statement. "Registration Statement" shall mean the registration statement filed by DHS with the SEC with respect to the registration of the securities of DHS, some or all of which are the subject of the Offering.

                                   ARTICLE 2
                              ISSUANCE OF OPTIONS

                        Section 2.1  Issuance of Options.   DHS hereby grants to
Optionee, as of the date hereof (the "Grant Date") _____________________ (__________) Options to purchase shares of Class B Common Stock at an option price of _______________________ ($________), (the "Option Price") or such adjusted number of Options at such adjusted Option Price as may be established from time to time pursuant to the provisions of Article V hereof. Each Option, upon proper exercise thereof in accordance with this Option Agreement, entitles Optionee to one share of DHS Class B Common Stock.

                        Section 2.2 Term of Options. The Options granted pursuant to Section 2.1 shall expire on the day prior to the tenth anniversary of the Grant Date, unless such Options terminate earlier pursuant to other provisions of this Option Agreement.

                                   ARTICLE 3
                              EXERCISE OF OPTIONS

                        Section 3.1 Exercisability of Options. The Options shall be exercisable, in whole or in part, at any time on or after ____________, 199___ or, if earlier, upon Optionee's death, unless the Options have earlier terminated pursuant to the provisions of this Option Agreement. Notwithstanding anything to the contrary herein, no Option may be exercised unless the shares of Class B Common Stock issuable upon exercise of such Options then subject to a currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and unless such other action or consent as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken or obtained.

                        Section 3.2 Manner of Exercise. The Options may be exercised, in whole or in part, by delivering written notice of excercise to DHS in such form as DHS may require from time to time. Such notice shall specify the number of Options being exercised, and shall be accompanied by full payment of the Aggregate Option Price. In addition, such notice shall be accompanied by (i) a written acknowledgment of the restrictions on the transferability of the shares of Class B Common Stock executed in the form of the letter attached hereto and marked Exhibit A and (ii) a signed copy of a Stockholders Agreement in such form as DHS may prescribe. Notwithstanding anything herein to the contrary, all Class B Common Stock issued pursuant to the Options shall be subject to the terms and conditions of said Stockholders Agreement. Payment of the Aggregate Option Price may be made (i) in cash, (ii) in a number of shares of Class B Common Stock (including shares of Class B Common Stock acquired upon the exercise of an option) having a total Fair Value on the Exercise Date equal to the Aggregate Option Price, or (iii) by a combination of the foregoing. The Options may be exercised only in multiples of whole shares of Class B Common Stock and no partial shares shall be issued.

                        Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Options, in whole or in part, in accordance with the terms of this Agreement and upon payment of the Aggregate Option Price, DHS shall issue to Optionee the number of shares of Class B Common Stock equal to the number of Options being exercised and for which payment was received, in the form of fully paid and non-assessable Class B Common Stock.

                        Section 3.4 Reservation of Shares. DHS shall at all times reserve and keep available for issuance upon the exercise of Options a number of its authorized but unissued shares of Class B Common Stock that will be sufficient to permit the exercise in full of all outstanding Options.

                        [Section 3.5 is applicable only to Options granted in connection with acquisitions of medical practices.]

                        Section 3.5 Reacquisition Rights. As a condition to exercising the Options, Optionee shall waive any rights which Optionee then has to the reacquisition of such Optionee's practice. Upon such waiver, DHS and Optionee agree that such reacquisition rights shall be terminated and shall be null and void and of no further force and effect.

                                   ARTICLE 4
                             TERMINATION OF OPTIONS

                        [Sections 4.2 and 4.3 are applicable only to Options granted in connection with employment agreements.]

                        Section 4.1 Upon Optionee's Death. Unless such Options are earlier terminated pursuant to the provisions of this Option Agreement, upon Optionee's death Optionee's executor, personal representative or the person to whom the Options shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise all or any part of the Options not previously exercised, provided such exercise occurs within twelve (12) months after the date Optionee dies, but not later than the end of the stated term of the Option and, provided further, that such person executes a Stockholders Agreement in such form as DHS may prescribe.

                        Section 4.2 Termination of Employment For Reason Other Than Death, Disability, Retirement or Wrongful Termination. Unless earlier terminated pursuant to the provisions of this Option Agreement, Options granted to Optionee that have not been exercised as of the date Optionee is no longer employed by either DHS or an Affiliate for any reason other than Optionee's death, Disability, Retirement or Wrongful Termination (as such terms are defined in the Employment Agreement).

                        Section 4.3 Termination of Employment By Reason of Disability, Retirement or Wrongful Termination. Unless the Options have earlier terminated pursuant to the provisions of this Option Agreement, in the event that Optionee ceases to be an employee of DHS or an Affiliate by reason of Disability, Retirement or Wrongful Termination, Options that have not yet been exercised may be exercised in whole or in part at any time on or after the date of Disability, Retirement or Wrongful Termination, but not later than the end of the stated term of the Option or as otherwise provided by the provisions of
Section 4.1 of this Option Agreement.

                                   ARTICLE 5
                                  ADJUSTMENTS

                        Section 5.1  Adjustment of Number of Options; Option
Price.   Subject to the provisions of this Article 5, the Option Price shall be subject to adjustment as follows:

                        (a) In the event any change is made to the Class B Common Stock (whether by reason of (i) a merger, consolidation, reorganization or recapitalization or (ii) a stock dividend, stock split, combination of shares, exchange of shares or other change in capital structure effected without receipt of consideration), then, appropriate adjustments shall be made to the number of shares and Option Price of the Class B Common Stock subject to the Options.

                        (b) If DHS is the surviving entity in any merger or other business combination then the Options outstanding immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities that would be issuable to the Optionee in the consummation of such merger or business combination if the Options were exercised immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the Option Price.

                                   ARTICLE 6
                                 MISCELLANEOUS

                        Section 6.1 No Rights of Stockholder. Optionee shall not have any of the rights of a stockholder with respect to the shares of Class B Common Stock that may be issued upon the exercise of the Options until such shares of Class B Common Stock have been issued to Optionee upon the due exercise of the Options.

                        Section 6.2 Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution. During the lifetime of Optionee, the Options may be exercised only by Optionee or, during the period Optionee is under a legal disability, by Optionee's guardian or legal representative.

                        Sections 6.3 and 6.4 to be included if Optionee is entering into Employment Agreement] Section 6.3 Non-Guarantee of Employment. Nothing in the Offering, the Main Agreement or this Option Agreement shall be construed as a contract of employment between DHS (or an Affiliate) and Optionee, or as a contractual right of Optionee to continue in the employ of DHS or an Affiliate, or as a limitation of the right of DHS or an Affiliate to discharge Optionee at any time.

                        Section 6.4 Withholding Taxes. DHS or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Class B Common Stock) due Optionee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition of shares of Class B Common Stock acquired pursuant to the exercise of the Option. In lieu of such deduction, DHS may require Optionee to make a cash payment to DHS or an Affiliate equal to the amount required to be withheld. If Optionee does not make such payment when requested, DHS may refuse to issue any Class B Common Stock certificate until arrangements satisfactory to the Company for such payment have been made.

                        Section 6.5 Agreement Subject to Charter and By-Laws. This Agreement is subject to the Charter and By-Laws of DHS, and any applicable federal or state laws, rules or regulations.

                        Section 6.6 Headings. The headings in this Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Option Agreement.

                        Section 6.7  Notices.  All notices and other
communications made or given pursuant to this Option Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Optionee at the address contained in the records of DHS or an Affiliate, or to DHS for the attention of its Secretary at its principal office.

                                   ARTICLE 7
                                 MISCELLANEOUS

                        Section 7.1 Entire Agreement; Modification. This Option Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except in a written document signed by each of the parties hereto.

                        Section 7.2 Counterparts. This Option Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                        Section 7.3 Governing Law. This Option Agreement shall be governed by and construed under the laws of the State of Maryland without regard to conflicts of law.

                        Section 7.4 Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first above written.


                                                     DOCTORS HEALTH SYSTEM, INC.


                                                     By:
                                                        ------------------------



                                                     OPTIONEE


                                                     ---------------------------

                                   EXHIBIT A


Doctors Health System, Inc.
10451 Mill Run Circle, 10th Floor
Owings Mills, Maryland  21117

Gentlemen:

                        I hereby exercise _________ Options granted to me on ____________________, 199____, by Doctors Health System, Inc. (the "Company"),
subject to all the terms and provisions thereof, and notify you of my desire to purchase ____________ shares of Class B Common Stock of DHS at a price of $___________ per share pursuant to the exercise of said Option. This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares") as follows:

                        (a) I am a party to a Stockholders Agreement with DHS (or will be upon DHS's execution of the Stockholders Agreement executed by me and attached hereto) pursuant to which I have agreed to certain restrictions on the transferability of the shares of Class B Common Stock and other matters relating thereto, and the certificates for the Shares to be issued to me shall contain a legend to that effect.


Total Amount Enclosed:  $__________



Date:________________________         __________________________________________
                                      (Optionee)



                                      Received by Doctors Health System, Inc. on

                                      ________________________________, 19______


                                      By:_______________________________________